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                                                                    Exhibit 10.6

                             GUARANTY OF COMPLETION


     FOR VALUE RECEIVED, this GUARANTY OF COMPLETION (this "Guaranty") is entered into this 22nd day of December, 1997 by J.A. Jones, Inc., a Delaware corporation ("Guarantor") in favor of (i) the lenders to a certain Credit Agreement dated as of ___ of December ____, 1997, including Glaicher Natwest, Inc., as Arranging Agent, National Westminster Bank PLC as Administrative Agent (collectively "Lenders"), and (ii) the Resort at Summerlin L.P., a Nevada Limited Partnership (the "Owner").

     WHEREAS, Owner has entered into a Guaranteed Maximum Price Construction Management Contract dated as of December 22, 1997 (the "Construction Management Contract") pursuant to which J.A. Jones Construction, a North Carolina Corporation (the "Construction Manager") has agreed to act as agent for the Owner and to provide certain construction services on behalf of Owner with respect to the construction of the Resort at Summerlin (the "Project") located in Las Vegas, Nevada; and

     WHEREAS, Guarantor is executing this Guaranty to induce Owner to retain Construction Manager to construct the Project in accordance with the Construction Management Contract and to induce the Lenders to make various loans to Owner to finance said Project; and

     WHEREAS, Owner agrees to use the proceeds obtained from Lenders (together with contributed equity) to finance the construction of the Project including Owner's monetary and non-monetary obligations to Construction Manager pursuant to the Construction Management Contract; and

     WHEREAS, Guarantor is executing this Guaranty in reliance upon Lenders providing financing for the benefit of the Project in a sum not less than two hundred million dollars ($200,000,000) and Owner contributing equity for the benefit of the Project in a sum not less than sixty seven million dollars ($67,000,000).

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor hereby agrees as follows:

          1. The Guarantor hereby binds itself, its successors and assigns to the Owner and Lenders for the performance and completion of the Construction Management Contract, which is incorporated herein by reference.

          2. If the Construction Manager performs and completes the Construction Management Contract, the Guarantor shall have no obligation under this Guaranty, except to participate in conferences as provided in Subparagraph 3.1.

          3. If there is no Owner Default, the Guarantor's obligation under this Guaranty shall arise after:
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          3.1  The Owner has notified the Construction Manager (at the address set forth in the Construction Management Contract) and the Guarantor at its address set forth below that the Owner is considering declaring a Construction Manager Default and has requested and attempted to arrange a conference with the Construction Manager and the Guarantor to be held not later than fifteen days after receipt of such notice to discuss methods of performing the Construction Management Contract. If the Owner, the Construction Manager and the Guarantor agree, the Construction Manager shall be allowed a reasonable time to perform the Construction Management Contract, but such an agreement shall not waive the Owner's right, if any, subsequently to declare a Construction Manager Default; and

          3.2 The Owner has declared a Construction Manager Default and formally terminated the Construction Manager's right to complete the Contract in accordance with the terms of the Construction Management Contract. Such Construction Manager Default shall not be declared earlier than twenty days after the Construction Manager and the Guarantor have received notice as provided in Subparagraph 3.1; and

          3.3 The Owner has agreed to pay the Balance of the Contract Price to the Guarantor in accordance with the terms of the Construction Management Contract.

     4. When the Owner has satisfied the conditions of Paragraph 3, the Guarantor shall promptly and at the Guarantor's cost and expense take one of the following actions:

          4.1 Arrange for the Construction Manager, with consent of the Owner, to perform and complete the Construction Management Contract; or

          4.2 Undertake to perform and complete the Construction Management Control itself, through its agents or through independent contractors; or

          4.3 Obtain bids or negotiated proposals from qualified contractors acceptable to Owner for a contract for performance and completion of the Construction Management Contract, arrange for a contract to be prepared for execution by the Owner and the contractor selected with the Owner's concurrence to be secured with performance and payment bonds executed by a qualified surety, and pay to the Owner the amount of damages (if any) as described in Paragraph 6 in excess of the Balance of the Contract Price incurred by the Owner resulting from the Construction Manager's default; or

          4.4 Waive its right to perform and complete, arrange for completion, or obtain a new contractor and with reasonable promptness under the circumstances:

               .1   After investigation, determine the amount for which it may be liable to the Owner and, as soon as practicable after the amount is determined, tender payment therefor to the Owner; or


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                    .2 Deny liability in whole or in part and notify the Owner citing reasons therefor.

          5. If the Guarantor does not proceed as provided in Paragraph 4 with reasonable promptness, the Guarantor shall be deemed to be in default on this Guaranty fifteen days after receipt of an additional written notice from the Owner to the Guarantor demanding that the Guarantor perform its obligations under this Guaranty, and the Owner shall be entitled to enforce any remedy available to the Owner. If the Guarantor proceeds as provided in Subparagraph 4.4, and the Owner refuses the payment tendered or the Guarantor has denied liability, in whole or in part, without further notice the Owner shall be entitled to enforce any remedy available to the Owner.

          6. After the Owner has terminated the Construction Manager's right to complete the Construction Management Contract, and if the Guarantor elects to act under Subparagraph 4.1, 4.2, or 4.3 above, then the responsibilities of the Guarantor to the Owner shall not be greater than those of the Construction Manager under the Construction Management Contract, and the responsibilities of the Owner to the Guarantor shall not be greater than those of the Owner under the Construction Management Contract. Subject to commitment by the Owner of the Balance of the Contract Price to mitigation of costs and damages on the Construction Management Contract, the Guarantor is obligated without duplication for the liabilities of the Construction Manager under the Construction Management Contract including:

              6.1 The responsibilities of the Construction Manager for correction of defective work and completion of the Construction Management
Contract:

              6.2 Subject to the limitations of the Construction Manager Contract, additional legal, design, professional and delay costs resulting from the Construction Manager's Default, and resulting from the actions or failure of the Guarantor under Paragraph 4; and

              6.3 Liquidated damages, caused by delayed performance or non-performance of the Construction Manager to the extent provided for in the Construction Management Contract.

          7. The Guarantor shall not be liable to the Owner or others for obligations of the Construction Manager that are unrelated to the Construction Management Contract, and the Balance of the Contract Price shall not be reduced or set off on account of any such unrelated obligations. No right of action shall accrue on this Guaranty to any person or entity other than the Owner, Lenders or their heirs, executors, administrators or successors.

          8. The Guarantor hereby waives notice of any change, including changes of time, to the Construction Management Contract or to related subcontractors, purchase orders and other obligations, provided any such changes or changes of time were approved with the prior written consent of Lenders.


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          9.  Any proceeding, legal or equitable, under this Guaranty may be instituted in any court of competent jurisdiction in the location in which the work or part of the work is located and shall be instituted within two years after the Construction Manager Default or within two years after the Construction Manager ceased working or within two years after the Guarantor refuses or fails to perform its obligations under this Guaranty, whichever occurs first. Except to the extent set forth herein, any non-jurisdictional defense which would be available to Construction Manager shall be available to Guarantor in any action or proceeding by Owner or Lenders.

          10. Notice to the Guarantor shall be mailed or delivered to the address shown on the signature page. Notice on the Owner and the Construction Manager shall be mailed or delivered to the addresses shown on the Construction Management Contract. Notice to the Lenders shall be mailed or delivered as follows: Gleicher Natwest, Inc., 660 Madison Avenue, 19th Floor, New York, New York, 10021, Attention: Roger Holt and National Westminster Bank PLC, 175 Water Street, New York, New York, 10038, Attention: Ronan Agnew.

          11.  Assignment to Lenders.

               11.1 Guarantor recognizes and agrees that the Construction Management Contract may be assigned to the Lenders as provided for in the Construction Management Contract provided Lenders agree to pay Construction Manager all sums then due and owing and, in the event thereof, Guarantor hereby consents to such assignment and agrees that the terms of this Guaranty shall not be modified or impaired by any such assignment as Lenders are, and shall be, express beneficiaries of this Guaranty.

          12.  Definitions.

               12.1 Balance of the Contract Price: The total amount payable by the Owner to the Construction Manager under the Construction Management Contract after the proper adjustments have been made, including allowance to the Construction Manager of any amounts received or to be received by the Owner in settlement of insurance or other claims for damages to which the Construction Manager is entitled, reduced by all valid and proper payments made to or on behalf of the Construction Manager under the Construction Management Contract.

               12.2 Construction Management Contract: The agreement between the Owner and the Construction Manager, including all Contract Documents and changes thereto.

               12.3 Construction Manager Default: Failure of the Construction Manager, which has neither been remedied nor waived, to perform or otherwise to comply with the terms of the Construction Management Contract.


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          12.4  Owner Default:  Failure of the Owner, which has neither been remedied nor waived, to pay the Construction Manager as required by the Construction Management Contract or to perform and complete or comply with the other terms thereof.

                                   GUARANTOR

                                   J.A. JONES, INC.
                                   a Delaware Corporation



                                   /s/ James A. Bowden
                                   -------------------------------
                                   Name and Title: James A. Bowden
                                                   Sr. V.P. & CFO
                                   Address:  J.A. Jones Drive, Charlotte, NC
                                             22 Dec 1997